EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date: October 13, 2009

AUGUSTINE FUND, L.P.

By: Augustine Capital Management LLC, Its General Partner

By:	/s/ John T. Porter
John T. Porter, President

AUGUSTINE CAPITAL MANAGEMENT LLC

By:	/s/ John T. Porter
John T. Porter, President

/s/ John T. Porter
JOHN T. PORTER, individually

/s/ Brian D. Porter
BRIAN D. PORTER, individually

/s/ Thomas F. Duszynski
THOMAS F. DUSZYNSKI, individually